                           OUTSOURCING SOLUTIONS INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                  (IN THOUSANDS OF DOLLARS EXCEPT RATIO DATA)

                                                                    EXHIBIT 12.1

                                                                               APLP                             OSI
                                                          -----------------------------------------------  --------------
                                                                                                FROM            FROM
                                                                                             JANUARY 1,    SEPTEMBER 21,
                                                              YEAR ENDED DECEMBER 31,            TO              TO
                                                          -------------------------------  SEPTEMBER 20,    DECEMBER 31,
                                                            1992       1993       1994          1995            1995
                                                          ---------  ---------  ---------  --------------  --------------
SELECTED HISTORICAL FINANCIAL DATA--OSI:
Earnings were calculated as follows:
Income (loss) before taxes..............................  $     456  $  10,107  $  25,091    $    8,984      $   (4,082)
Add: Fixed charges......................................      1,232      1,421      2,981         1,022           1,415
                                                          ---------  ---------  ---------  --------------  --------------
Earnings................................................  $   1,688  $  11,528  $  28,072    $   10,006      $   (2,667)
                                                          ---------  ---------  ---------  --------------  --------------
                                                          ---------  ---------  ---------  --------------  --------------
Fixed charges were calculated as follows:
Interest expense(a).....................................  $   1,229  $   1,388  $   2,941    $      955      $    1,365
Portion of rentals attributable to interest.............          3         33         40            67              50
                                                          ---------  ---------  ---------  --------------  --------------
                                                              1,232      1,421      2,981         1,022           1,415
Preferred stock dividends(b)............................         --         --         --            --             373
                                                          ---------  ---------  ---------  --------------  --------------
Fixed charges...........................................  $   1,232  $   1,421  $   2,981    $    1,022      $    1,788
                                                          ---------  ---------  ---------  --------------  --------------
                                                          ---------  ---------  ---------  --------------  --------------
Ratio of earnings to fixed charges......................       1.4x       8.1x       9.4x          9.8x          --
                                                          ---------  ---------  ---------  --------------  --------------
                                                          ---------  ---------  ---------  --------------  --------------
Deficiency..............................................                                                     $   (4,455)
                                                                                                           --------------
                                                                                                           --------------


                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                               1996
                                                          --------------
SELECTED HISTORICAL FINANCIAL DATA--OSI:
Earnings were calculated as follows:
Income (loss) before taxes..............................    $  (33,154)
Add: Fixed charges......................................        13,527
                                                          --------------
Earnings................................................    $  (19,627)
                                                          --------------
                                                          --------------
Fixed charges were calculated as follows:
Interest expense(a).....................................    $   12,332
Portion of rentals attributable to interest.............         1,195
                                                          --------------
                                                                13,527
Preferred stock dividends(b)............................         1,383
                                                          --------------
Fixed charges...........................................    $   14,910
                                                          --------------
                                                          --------------
Ratio of earnings to fixed charges......................        --
                                                          --------------
                                                          --------------
Deficiency..............................................    $  (34,537)
                                                          --------------
                                                          --------------


                                                                                        YEAR ENDED DECEMBER 31,
                                                                               ------------------------------------------
                                                                                 1992       1993       1994       1995
                                                                               ---------  ---------  ---------  ---------
SELECTED HISTORICAL FINANCIAL DATA--PAYCO:
Earnings were calculated as follows:
Income before taxes..........................................................  $   5,782  $   7,267  $   8,385  $   9,380
Add: Fixed charges...........................................................      1,796      2,289      1,948      2,692
                                                                               ---------  ---------  ---------  ---------
Earnings.....................................................................  $   7,578  $   9,556  $  10,333  $  12,072
                                                                               ---------  ---------  ---------  ---------
                                                                               ---------  ---------  ---------  ---------
Fixed charges were calculated as follows:
Interest expense.............................................................  $      94  $     268  $     148  $     770
Portion of rentals attributable to interest..................................      1,702      2,021      1,800      1,922
                                                                               ---------  ---------  ---------  ---------
Fixed charges................................................................  $   1,796  $   2,289  $   1,948  $   2,692
                                                                               ---------  ---------  ---------  ---------
                                                                               ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges...........................................       4.2x       4.2x       5.3x       4.5x
                                                                               ---------  ---------  ---------  ---------
                                                                               ---------  ---------  ---------  ---------

                                                                                FROM JANUARY 1,
                                                                                TO NOVEMBER 5,
                                                                                     1996
                                                                               -----------------
SELECTED HISTORICAL FINANCIAL DATA--PAYCO:
Earnings were calculated as follows:
Income before taxes..........................................................      $   3,778
Add: Fixed charges...........................................................          2,274
                                                                                     -------
Earnings.....................................................................      $   6,052
                                                                                     -------
                                                                                     -------
Fixed charges were calculated as follows:
Interest expense.............................................................      $     735
Portion of rentals attributable to interest..................................          1,539
                                                                                     -------
Fixed charges................................................................      $   2,274
                                                                                     -------
                                                                                     -------
Ratio of earnings to fixed charges...........................................           2.7x
                                                                                     -------
                                                                                     -------



                                                                                                                      PRO FORMA
                                                                                                                      YEAR ENDED
                                                                                                                     DECEMBER 31,
                                                                                                                         1996
                                                                                                                    --------------
COMPANY PRO FORMA:
Earnings were calculated as follows:
Loss before taxes.................................................................................................    $  (57,968)
Add: Fixed charges................................................................................................        28,912
                                                                                                                    --------------
Earnings..........................................................................................................    $  (29,056)
                                                                                                                    --------------
                                                                                                                    --------------
Fixed charges were calculated as follows:
Interest expense(a)...............................................................................................    $   26,178
Portion of rentals attributable to interest.......................................................................         2,734
                                                                                                                    --------------
                                                                                                                          28,912
Preferred stock dividends(b)......................................................................................         1,383
                                                                                                                    --------------
Fixed charges.....................................................................................................    $   30,295
                                                                                                                    --------------
                                                                                                                    --------------
Ratio of earnings to fixed charges................................................................................        --
                                                                                                                    --------------
                                                                                                                    --------------
Deficiency........................................................................................................    $  (59,351)
                                                                                                                    --------------
                                                                                                                    --------------


------------------------------
(a) Interest expense includes amortization of debt issuance costs.
(b) Preferred stock dividends have been increased to reflect the pretax amounts which would be required to meet dividend payments.